EXHIBIT 21

                     List of Subsidiaries of the Registrant


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                         SUBSIDIARIES OF THE REGISTRANT

NBT BANCORP INC. has the following subsidiaries, which are wholly owned:

NBT Bank, National Association
52 South Broad Street
Norwich, New York  13815
Telephone:  (607) 337-2265
E.I.N. 15-0395735

Pennstar Bank, National Association
409 Lackawanna Avenue
Scranton, Pennsylvania 18503-2045
Telephone:  (570) 343-8200
E.I.N. 22-2244950

NBT Financial Services, Inc.
52 South Broad Street
Norwich, New York  13815
Telephone:  (607) 337-2265
E.I.N. 16-1576562


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